UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AVAGO TECHNOLOGIES LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AVAGO TECHNOLOGIES LIMITED
2011 ANNUAL GENERAL MEETING OF SHAREHOLDERS
     On February 22, 2011, Avago Technologies Limited (the “Company”) filed with the Securities and Exchange Commission and mailed to its shareholders a definitive Proxy Statement for the Company’s 2011 Annual General Meeting of Shareholders (the “2011 AGM”), scheduled to be held on March 30, 2011 at 11:00 a.m. (Pacific Time) at the offices of Avago’s principal U.S. subsidiary, Avago Technologies U.S. Inc., 350 West Trimble Road, San Jose, California 95131, U.S.A.
     The Company has engaged Georgeson Inc. to assist it in the solicitation of proxies for its 2011 AGM and will pay Georgeson Inc. a fee of approximately $12,500, plus reimbursement of out-of-pocket expenses. The Company will indemnify Georgeson Inc. and its affiliates against certain claims, costs, damages, liabilities and expenses.
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of
Shareholders to be held on March 30, 2011:
The Proxy Statement, Definitive Additional Materials and the Annual Report to Shareholders are
available at http://phx.corporate-ir.net/phoenix.zhtml?c=203541&p=proxy.